                                                                   EXHIBIT 10.10


                      INVESTMENT ADMINISTRATION AGREEMENT

     THIS INVESTMENT ADMINISTRATION AGREEMENT (this "Agreement"), dated as of August 31, 2000, is made by and between FAIRFAX FINANCIAL HOLDINGS LIMITED and SENECA INSURANCE COMPANY, INC. As used in this Agreement, "we", "us", and "our" shall refer to SENECA INSURANCE COMPANY, INC., and "you" and "your" shall refer to FAIRFAX FINANCIAL HOLDINGS LIMITED.

     In consideration of the mutual promises contained herein, the parties agree as follows:

     1. We authorize you to provide, and by signing below you agree to provide, the investment administration services set forth in Schedule A attached hereto, on our behalf and on the terms and conditions set out in this Agreement, subject to such guidelines, procedures and limitations as may be duly established and approved by our Board of Directors or a duly authorized committee of said Board.

     2. You shall be entitled to such fees, payable quarterly in arrears, for the service provided hereunder, as you may specify from time to time. Attached hereto as Schedule B is a copy of your current fee schedule and you agree to give us thirty (30) days prior written notice of any change in such schedule, which change shall require the approval of the Insurance Department of the State of New York (the "Department"). Such fees shall be the exclusive fees and charges payable (excluding third party disbursements reasonably incurred) for the services provided hereunder. As regards third party services, you will charge us only the amount of your actual disbursements paid to third parties for such services. We will remit payment to you not later than 15 days following delivery to us of a report showing the amount due hereunder.

     3. Either party hereto may terminate this Agreement without penalty by giving the other party at least thirty (30) days advance written notice of its desire to terminate the same.

     4. This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors. This Agreement may not be assigned by either party.

     5. You and we each acknowledge that the terms of this Agreement are the exclusive and conclusive terms of our mutual agreement with regard to the subject matter hereof.

     6. Any dispute or difference arising with reference to the applicable interpretation or effect of this Agreement, or any part thereof, shall be referred to a Board of Arbitration (the "Board") of two (2) arbitrators and an umpire.

        The members of the Board shall be active or retired disinterested officers of insurance or reinsurance companies.

        One arbitrator shall be chosen by the party initiating the arbitration and designated in the letter requesting arbitration. The other party shall respond, within fifteen (15) days, advising of its arbitrator. The umpire shall thereafter be chosen by two (2) arbitrators. In the event either party fails to designate its arbitrator as indicated above, the other party is hereby authorized and empowered to name the second arbitrator, and the party which failed to designate its arbitrator shall be deemed to have waived its rights to designate an arbitrator and shall not be aggrieved thereby. The two (2) arbitrators shall then have thirty
        (30) days within which to choose an umpire. If they are unable to do so within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots. In the event of the death, disability or incapacity of an arbitrator or the umpire, a replacement shall be named pursuant to the process which resulted in the selection of the arbitrator or umpire to be replaced.

        Each party shall submit its case to the Board within one (1) month from the date of the appointment of the umpire, but this period of time may be extended by unanimous written consent to the Board.

        The sittings of the Board shall take place in New York, New York. The Board shall make its decision with regards to the custom and usage of the insurance and reinsurance business. The Board is released from all judicial formalities and may abstain from the strict rules of law. The written decision of a majority of the Board shall be rendered within sixty (60) days following the termination of the Board's hearings, unless the parties consent to an extension. Such majority decision of the Board shall be final and binding upon the parties both as to law and fact, and may not be appealed to any court of any jurisdiction. Judgment may be entered upon the final decision of the Board in any court of proper jurisdiction.

     7. The provisions in Schedule A and Schedule B attached hereto are hereby incorporated into, and form part of, this Agreement.

     8. This Agreement, including the schedules attached hereto and made a part hereof, may only be amended by written agreement signed by the parties and approved by the Department.

     9. Unless otherwise specified herein, all notices, instructions, advices or other matters covered or contemplated by this Agreement, shall be deemed duly given when received in writing (including by fax or other similar form of transmission) by you or us, as applicable, at the address or fax number first above written or such other address or fax number as shall be specified in a notice similarly given:

       If to us:
       SENECA INSURANCE COMPANY, INC.
       160 Water Street
       16th Floor
       New York, New York 10038
       Fax No.: (212) 344-4567

       If to you:
       FAIRFAX FINANCIAL HOLDINGS LIMITED
       95 Wellington Street West
       Suite 800
       Toronto, Ontario
       M5J 2N7
       Fax No.: (416) 367-2201

        Any such notice or communication shall be deemed to have been received by any such party if delivered, on the date of delivery, or if sent by prepaid registered mail on the fourth business day following mailing thereof to the party to whom addressed. For such purpose, no day during which there shall be a strike or other occurrence interfering with normal mail service shall be considered a business day.

     10. This Agreement shall be governed and construed in accordance with the laws of the State of New York, our state of domicile. Each of the parties hereto submits to the jurisdiction of the state and federal courts of the State of New York, in any action or proceeding arising out of or relating to this Agreement and all claims in respect of any such action or proceeding may be heard or determined in any such court; and service of process, notices and demands of such courts may be made upon you by personal service to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019 or by mailing copies of such process, notices and demands by certified or registered mail to such address (such address being automatically changed to the principal office from time to time of LeBoeuf, Lamb Greene & MacRae, L.L.P. in New York, New York).

     11. You and we and the duly authorized representatives of each of us shall, at all reasonable times, each be permitted access to all relevant books and records of the other pertaining to this Agreement. You and your duly authorized representatives shall provide to the Department, within fifteen (15) days of any request from the Department therefor, copies of all your books and records as they pertain to us (or any portion thereof as may be specifically requested). All books, records and confirmations pertaining to our business shall be and shall remain our property.

     12. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one and the same instrument and agreement.



     IN WITNESS WHEREOF, this Agreement is hereby executed by duly authorized officers of the parties hereto as of the date first written above.



                                               SENECA INSURANCE COMPANY INC.

                                               By:  /s/  MARC WOLIN
                                                    ------------------------------------------
                                                    Authorized Signature

                                                    Marc Wolin, Treasurer
                                                    ------------------------------------------
                                                    Name of Authorized Signatory

                                               FAIRFAX FINANCIAL HOLDINGS LIMITED

                                               By:  /s/  BRADLEY P. MARTIN
                                                    ------------------------------------------
                                                    Authorized Signature

                                                    Bradley P. Martin
                                                    ------------------------------------------
                                                    Name of Authorized Signatory

                                   SCHEDULE A

                                    SERVICES

     Tasks underlying the fees to be performed by Fairfax Financial Holdings Limited are:

MONTHLY

     -- computation of all regulatory figures

     -- analysis and reconciliation of portfolios

     -- yield review

     -- computation of market decline tests

     -- computation of liquidity analysis

     -- analysis of bookvalues, e.g. bond amortizations and investment provisions

     -- analysis of gross gain and loss positions

     -- cash flow obligations

     -- investment review meeting

PERIODIC

     -- review and analysis of foreign exchange position

     -- placement of foreign exchange contracts, where appropriate

     -- discussions with regulators regarding portfolio (positions)

     -- reporting to the investment committee

     -- reporting to the audit committee

     -- general assistance with accounting issues

     -- maintaining contact with external auditors

     -- such other administrative services as the parties shall mutually agree from time to time

                                   SCHEDULE B

                                  FEE SCHEDULE

     Fees will be calculated at the end of each calendar quarter based upon the average of the market value of the funds held in the investment account (the "Account") governed by the terms of the Investment Management Agreement between Seneca Insurance Company, Inc. and Hamblin Wasta Investment Counsel, Ltd., dated as of August 31, 2000, at the close of business for the three (3) preceding months.

MARKET VALUE                                              ANNUAL CHARGE
------------                                              -------------
On Total Market Value.................................        .10%

     In the event that the day upon which this Agreement is terminated is a day other than the first day of a calendar quarter, the fees payable for such quarter shall be pro-rated and shall be determined having regard to the market value of the Account based upon the most recent financial report which has been delivered to Seneca Insurance Company, Inc. by the Custodian for the Account.